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                                                                EXHIBIT 12.1

Reckson Associates Realty Corp.
Ratios of Earnings to Combined Fixed Charges

     The  following   table  sets  forth  the   calculation   of  the  Company's
consolidated ratios of earnings to fixed charges for the periods shown (in Thousands):

====================================================================================================================================

                          For the Period                              For the Period      For the Period
                              from                                        from                 from
                          January 1, 1998                             June 3, 1995        January 1, 1995
                               To                                          to                   to
Description               June 30, 1998       1997         1996      December 31, 1995      June 2, 1995        1994          1993

------------------------ ------------------ ---------- ------------ ------------------- ------------------- ------------- ----------

Interest                      $23,236        $23,936     $13,331          $5,331               $7,622         $17,426        $27,454

------------------------ ------------------ ---------- ------------ ------------------- ------------------- ------------- ----------

Rent Expense                      634            952         830             434                  176             375            771

------------------------ ------------------ ---------- ------------ ------------------- ------------------- ------------- ----------

Amortization of Debt
 Issuance Costs                   757            797         525             400                  195             564            489

------------------------ ------------------ ---------- ------------ ------------------- ------------------- ------------- ----------

                               24,627         25,685      14,686           6,165                7,993          18,365         28,714

------------------------ ------------------ ---------- ------------ ------------------- ------------------- ------------- ----------

Income from Continuing
 Operations before
 Minority Interest and
 Fixed Charges                $54,248        $71,175     $39,876         $16,719               $8,187         $17,872        $18,609

------------------------ ------------------ ---------- ------------ ------------------- ------------------- ------------- ----------

Ratio of Earnings
 to Fixed Charges                2.20           2.77        2.72            2.71                 1.02            0.97           0.65

------------------------ ------------------ ---------- ------------ ------------------- ------------------- ------------- ----------

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